UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2015

NATURAL RESOURCE PARTNERS L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson, Suite 3600

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 751-7507

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On June 16, 2015, NRP (Operating) LLC (“NRP Operating”) entered into a $300 million Third Amended and Restated Credit Agreement (the “A&R Credit Facility”) with Citibank, N.A., as Administrative Agent and Collateral Agent. The A&R Credit Facility matures on October 1, 2017, is guaranteed by all of NRP Operating’s wholly owned subsidiaries, and is secured by liens on certain of the assets of NRP Operating and its subsidiaries, as further described below.

Initially, indebtedness under the A&R Credit Facility bears interest, at our option, at a rate of either:

•	the higher of (i) the prime rate as announced by the agent bank; (ii) the federal funds rate plus 0.50%; or (iii) LIBOR plus 1%, in each case plus 2.375%; or

•	a rate equal to LIBOR plus 3.375%.

Borrowings under the A&R Credit Facility will bear interest at such rate until the time that NRP Operating delivers quarterly financial statements for the quarter ending September 30, 2015 to the lenders thereunder. Following such delivery date, indebtedness under the A&R Credit Facility will bear interest, at our option, at a rate of either:

•	the higher of (i) the prime rate as announced by the agent bank; (ii) the federal funds rate plus 0.50%; or (iii) LIBOR plus 1%, in each case plus an applicable margin ranging from 1.50% to 2.50%; or

•	a rate equal to LIBOR plus an applicable margin ranging from 2.50% to 3.50%.

We will incur a commitment fee on the unused portion of the revolving credit facility at a rate of 0.50% per annum.

The A&R Credit Facility contains financial covenants requiring NRP Operating to maintain:

•	a ratio of consolidated indebtedness to consolidated EBITDDA (as defined in the A&R Credit Facility) not to exceed:

•	4.0 to 1.0 for each fiscal quarter ending on or before March 31, 2016;

•	3.75 to 1.0 for each subsequent fiscal quarter ending on or before March 31, 2017; and

•	3.5 to 1.0 for each fiscal quarter ending on or after June 30, 2017; and

•	a ratio of consolidated EBITDDA to consolidated fixed charges (consisting of consolidated interest expense and consolidated lease expense) not less than 3.5 to 1.0.

The A&R Credit Facility contains certain additional customary negative covenants that, among other items, restrict NRP Operating’s ability to incur additional debt, grant liens on its assets, make investments, sell assets and engage in business combinations. Included in the investment covenant are restrictions upon NRP Operating’s ability to acquire assets where NRP Operating does not maintain certain levels of liquidity. The A&R Credit Facility also contains customary events of default, including cross-defaults under NRP Operating’s term loan and senior notes.

Under an accordion feature in the credit facility, NRP Operating may request its lenders to increase their aggregate commitment to a maximum of $350 million on the same terms. However, NRP Operating cannot be certain that its lenders will elect to participate in the accordion feature. To the extent the lenders decline to participate, NRP Operating may elect to bring new lenders into the facility, but cannot make any assurance that the additional credit capacity will be available on existing or comparable terms.

The A&R Credit Facility is collateralized and secured by liens on certain of NRP Operating’s assets. The collateral includes the equity interests in all of NRP Operating’s wholly owned subsidiaries, other than NRP Trona LLC (which owns our 49% non-controlling equity interest in OCI Wyoming LLC (“OCI Wyoming”)), and the personal property and fixtures owned by NRP Operating’s wholly owned subsidiaries, other than NRP Trona LLC. Within 90 days of the closing date of the A&R Facility (or such longer period of time as may be agreed to by the Collateral Agent), NRP Operating and its subsidiaries will also grant mortgages in favor of the lenders covering (1) material coal royalty revenue producing properties, (2) real property associated with certain of VantaCore’s construction aggregates mining operations, and (3) certain of NRP Operating’s coal-related infrastructure assets. NRP Operating’s interest in OCI Wyoming is not part of the collateral package.

Some of the lenders under the A&R Credit Facility and their affiliates have performed investment banking, financial advisory and other commercial services for us in the ordinary course of business from time to time for which they have received customary fees and expenses.

A copy of the A&R Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the A&R Credit Facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Second Amendment to Term Loan Agreement

In connection with the A&R Credit Facility, on June 16, 2015, NRP Operating and its subsidiaries entered into the Second Amendment (the “Term Loan Amendment”) to the 3-year, $200 million unsecured term loan agreement with Citibank, N.A., as administrative agent (the “Term Loan”). The Term Loan Amendment amends the Term Loan to provide for the security thereof by the same collateral package pledged by NRP Operating and its subsidiaries to secure the A&R Credit Facility, as described above, and the appointment of Citibank, N.A. to act as collateral agent thereunder.

Some of the lenders under the Term Loan and their affiliates have performed investment banking, financial advisory and other commercial services for us in the ordinary course of business from time to time for which they have received customary fees and expenses.

A copy of the Term Loan Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Term Loan Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Third Amendment to Note Purchase Agreements

Also on June 16, 2015, NRP Operating entered into the Third Amendment (the “NPA Amendment”) to Note Purchase Agreements dated as of June 19, 2003, as amended (the “Note Purchase Agreements”) relating to NRP Operating’s 5.55% Senior Notes, Series A, due June 19, 2023, 4.91% Senior Notes, Series B, due June 19, 2018, 5.05% Senior Notes, Series D, due July 19, 2020, 5.82% Senior Notes, Series E, due March 28, 2024, 8.38% Senior Notes, Series F, due March 25, 2019, 8.92% Senior Notes, Series G, due March 25, 2024, 4.73% Senior Notes, Series H, due December 1, 2023, 5.03% Senior Notes, Series I, due December 1, 2026, 5.03% Senior Notes, Series J, due December 1, 2026, 5.18% Senior Notes, Series K, due December 1, 2026 (collectively, the “Notes”). The NPA Amendment provides for the security of the Notes by the same collateral package pledged by NRP Operating and its subsidiaries to secure the A&R Credit Facility and the Term Loan. Citibank, N.A. will initially act as collateral agent for the holders of the Notes.

In addition, the NPA Amendment includes a covenant that provides that, in the event NRP Operating or any of its subsidiaries is subject to any additional or more restrictive covenants under the agreements governing its material indebtedness (including the A&R Credit Facility, the Term Loan, and all renewals, amendments or restatements thereof), such covenants shall be deemed to be incorporated by reference in the Note Purchase Agreements and the holders of the Notes shall receive the benefit of such additional or more restrictive covenants to the same extent as the lenders under such material indebtedness agreement.

A copy of the NPA Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the NPA Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01. “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Third Amendment, dated as of June 16, 2015, to Note Purchase Agreements, dated as of June 19, 2003, among NRP (Operating) LLC and the holders named therein.

10.1	Third Amended and Restated Credit Agreement, dated as of June 16, 2015, by and among NRP (Operating) LLC, the lenders party thereto, Citibank, N.A. as Administrative Agent and Collateral Agent, Citigroup Global Markets Inc. and Wells Fargo Securities LLC as Joint Lead Arrangers and Joint Bookrunners, and Citibank, N.A., as Syndication Agent.

10.2	Second Amendment, dated as of June 16, 2015, to Term Loan Agreement dated as of January 23, 2013, by and among NRP (Operating) LLC, the lenders named therein and Citibank, N.A., as Administrative Agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP,
Its General Partner

	By:	GP NATURAL RESOURCE PARTNERS LLC
Its General Partner

Dated: June 18, 2015	By:	/s/ Kathryn S. Wilson
		Name:	Kathryn S. Wilson
		Title:	Vice President and General Counsel